Exhibit 21

SUBSIDIARIES OF STEINER LEISURE LIMITED

Name of Subsidiary	Jurisdiction of Incorporation

Owned by Steiner Leisure Limited
Cosmetics Limited	The Bahamas
Steiner Spa Asia Limited	The Bahamas
Steiner Spa Resorts Limited	The Bahamas
Steiner Transocean Limited	The Bahamas
Steiner U.S. Holdings, Inc.	Florida

Owned by Steiner U.S. Holdings, Inc.
Bliss World Holdings, Inc.	Florida
Florida Luxury Spa Group, Inc.	Florida
Ideal Image Development, Inc.	Delaware
Mandara PSLV, LLC	Florida
Mandara Spa (Hawaii) LLC	Florida
Steiner Beauty Products, Inc.	Florida
Steiner Education Group, Inc.	Florida
Steiner Management Services, LLC	Florida
Steiner Spa Resorts (Connecticut), Inc.	Florida
Steiner Spa Resorts (Nevada), Inc.	Florida

Owned by Bliss World Holdings, Inc.
Bliss World LLC	Florida

Owned by Steiner Education Group, Inc.
FCNH, Inc.	Florida
Mid-Atlantic Massage Therapy, Inc.	Florida
SEG Cort LLC	Florida
Virginia Massage Therapy, Inc.	Florida

Owned by Steiner Transocean Limited
Mandara Spa (Cruise I) L.L.C.	Delaware
Mandara Spa (Cruise II) L.L.C.	Delaware

Owned by Steiner Spa Asia Limited
Mandara Spa Asia Limited	British Virgin Islands

Owned by Steiner Spa Limited
Mandara Spa LLC	Delaware

Owned by Cosmetics Limited

Elemis Limited	United Kingdom